UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     February 9, 2007
Zimmer Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
345 East Main Street
Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code     (574) 267-6131
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Press Release

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     Zimmer Holdings, Inc. (the “Company”) issued a press release on February 13, 2007 announcing that Arthur J. Higgins has been elected a director of the Company effective February 12, 2007. The press release is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.
     Mr. Higgins was elected a director on February 9, 2007 at a regularly scheduled meeting of the Board of Directors (the “Board”) of the Company, with a term to expire at the Company’s annual meeting of stockholders in 2008. The Board expects to appoint Mr. Higgins to the Audit Committee, Corporate Governance Committee and Compensation and Management Development Committee effective March 30, 2007. There are no arrangements or understandings between Mr. Higgins and any other persons pursuant to which Mr. Higgins was appointed a director of the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on February 13, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIMMER HOLDINGS, INC.
	By:	/s/ CHAD F. PHIPPS
Chad F. Phipps
Associate General Counsel and Secretary

Dated: February 13, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on February 13, 2007